CUSIP No. 29 408 K                    13G                          Page 20 of 23


                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Leon D. Black 1997 Five-Year Trust, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black, Leon D. Black Trust UAD 11/30/92 FBO Victoria Black and Leon D. Black (the "FILING PERSONS") hereby agree to file jointly the Schedule 13G to which this Joint Filing Agreement is attached and any amendments thereto, as permitted by Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended. Each of the Filing Persons agrees that the information set forth in such Schedule 13G and any amendments thereto with respect to that Filing Person will be true, complete and correct as of the date of that Schedule 13G or that amendment, to the best of that Filing Person's knowledge and belief, after reasonable inquiry. Each of the Filing Persons makes no representations as to the accuracy or adequacy of the information set forth in the Schedule 13G or any amendments thereto with respect to any other Filing Person. Each of the Filing Persons shall notify the other Filing Persons promptly if any of the information set forth in the Schedule 13G or any amendments thereto becomes inaccurate in any material respect or if that person learns of information which would require an amendment to the Schedule 13G.

CUSIP No. 29 408 K                    13G                          Page 21 of 23


          IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 20th day of August, 2001.




                            Leon D. Black 1997 Five-Year Trust


                            By: /s/ JOHN J. HANNAN
                               ----------------------------------------
                               Name: John J. Hannan
                               Title: Trustee


                            Leon D. Black Trust UAD 11/30/92 FBO Alexander Black


                            By: /s/ JOHN J. HANNAN
                               -------------------------------------------------
                               Name: John J. Hannan
                               Title: Trustee

                            Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black


                            By: /s/ JOHN J. HANNAN
                               -------------------------------------------------
                               Name: John J. Hannan
                               Title: Trustee

                            Leon D. Black Trust UAD 11/30/92 FBO Joshua Black


                            By: /s/ JOHN J. HANNAN
                               -------------------------------------------------
                               Name: John J. Hannan
                               Title: Trustee

                            Leon D. Black Trust UAD 11/30/92 FBO Victoria Black


                            By: /s/ JOHN J. HANNAN
                               -------------------------------------------------
                               Name: John J. Hannan
                               Title: Trustee


                            /s/ LEON D. BLACK
                            ----------------------------------------------------
                            Leon D. Black